UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017 (April 26, 2017)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of John G. Copeland as Senior Executive Vice President, Chief Financial Officer and Treasurer

On April 26, 2017, the Boards of Directors of BancorpSouth, Inc. (the “Company”) and BancorpSouth Bank (the “Bank”) appointed Mr. John G. Copeland (“Mr. Copeland”) as Senior Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank. Mr. Copeland is expected to begin serving in these offices prior to June 1, 2017 and will report directly to Mr. James D. Rollins III, the Chief Executive Officer of the Company and the Bank.

Mr. Copeland, age 64, has more than 35 years of executive management experience with regional financial institutions. Prior to joining the Company and the Bank, Mr. Copeland served as the Executive Vice President and Chief Financial Officer of Evolve Bank & Trust, a privately-held bank headquartered in Memphis, Tennessee, from 2014 to 2017. Prior to joining Evolve, Mr. Copeland served as the Chief Financial Officer of First M&F Corporation from 2004 to 2014, First United Bancshares from 1999 to 2000, and a subsidiary of Union Planters Corporation from 1991 to 1999. Mr. Copeland received a Bachelor of Business Administration in Accounting from Memphis State University. He is a Certified Public Accountant licensed in the State of Tennessee and a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants.

There are no family relationships between Mr. Copeland and any director or executive officer of the Company or the Bank, and Mr. Copeland was not appointed to any position with the Company or the Bank pursuant to any arrangement or understanding with any person. In addition, there are no transactions involving Mr. Copeland and the Company or the Bank that require disclosure under Item 404(a) of Regulation S-K.

Once Mr. Copeland assumes office, Mr. Chris A. Bagley, who had been serving as the interim Chief Financial Officer and Treasurer of the Company and the Bank since the retirement of William L. Prater on March 11, 2017, will relinquish his interim duties and will continue to serve as the President and Chief Operating Officer of the Company and the Bank.

Compensation

Pursuant to a mutually agreed upon compensatory arrangement, the Company will pay Mr. Copeland a one-time cash bonus of $25,000 and an initial annual base salary of $360,000. Mr. Copeland will also be eligible to participate in the Company’s incentive compensation, equity compensation and employee benefit plans that are generally available to the Company’s executive officers. Mr. Copeland will also receive certain perquisites available to the Company’s executive officers, including, without limitation, a vehicle provided by the Company and a cell phone allowance. Compensation of the Company’s executive officers is reviewed annually. In connection with Mr. Copeland’s appointment, the Company’s Board of Directors also approved an award to Mr. Copeland of 15,000 shares of restricted common stock of the Company that will vest in full on May 15, 2021. This restricted stock award was made pursuant and subject to the terms of the Company’s Long-Term Equity Incentive Plan.

Change of Control Agreement

In connection with his appointment, Mr. Copeland is expected to enter into a change in control agreement with the Company (the “Change of Control Agreement”). The Change of Control Agreement will be substantially similar to the form of change of control agreement that was previously filed as Exhibit 10.Q to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and that is incorporated by reference into this Current Report on Form 8-K (this “Report”). The Change in Control Agreement will provide Mr. Copeland with compensatory payments equal to 200% of his annual salary and bonus and continuation of benefits for 24 months in the event his employment is involuntarily terminated or he resigns for good reason within 12 months of a change in control of the Company. These payments are capped in certain circumstances by golden parachute limits under Section 280G of the Internal Revenue Code of 1986, as amended. Mr. Copeland will also be subject to certain restrictive covenants during his employment and for two years after termination of his employment, unless he resigns for good reason. The covenants include restrictions on competing with the Company, soliciting customers of the Company or its employees, and making disclosures of confidential information.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of the Company was held on April 26, 2017. At the Annual Meeting, the Company’s shareholders (i) elected seven (7) directors, (ii) approved on a non-binding, advisory basis the compensation paid to the Company’s named executive officers, (iii) approved an annual frequency for the conduct of future non-binding, advisory shareholder votes related to the compensation paid to the Company’s named executive officers and (iv) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm. The Proposals presented at the Annual Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 22, 2017. Holders of 83,280,894 shares of the Company’s common stock, or approximately 89% of the 93,589,807 shares of common stock that are issued and outstanding and entitled to vote, were present in person or represented by proxy at the Annual Meeting.

The following are the final voting results on the Proposals presented to the Company’s shareholders at the Annual Meeting:

Proposal 1: Election of Directors

The Company’s shareholders elected each of the director nominees nominated by the Company’s Board of Directors to serve as Class II directors until the 2020 annual meeting of shareholders or until his or her earlier retirement by the following vote:

Director	For	Withhold	Broker Non-Votes
Gus J. Blass III	74,068,436	1,041,993	8,164,433
Deborah M. Cannon	72,606,300	2,503,442	8,164,433
Warren A. Hood, Jr.	73,996,669	1,113,761	8,164,433

The Company’s shareholders elected each of the director nominees nominated by the Company’s Board of Directors to serve as Class I directors until the 2018 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withhold	Broker Non-Votes
Larry G. Kirk	73,130,846	1,985,328	8,164,433
Guy W. Mitchell III	56,240,491	18,875,969	8,164,433

The Company’s shareholders elected each of the director nominees nominated by the Company’s Board of Directors to serve as Class III directors until the 2019 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withhold	Broker Non-Votes
Shannon A. Brown	74,040,191	1,075,983	8,164,433
Alan W. Perry	71,774,182	3,336,247	8,164,433

Proposal 2: Non-Binding, Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s shareholders approved the resolution to approve on a non-binding, advisory basis the compensation of the Company’s named executive officers. The table below sets forth the voting results for Proposal 2:

For	Against	Abstain	Broker Non-Votes
70,675,361	3,623,117	817,868	8,164,433

Proposal 3: Non-Binding, Advisory Vote to Determine the Frequency of a Non-Binding, Advisory Shareholder Vote on the Compensation of the Company’s Named Executive Officers

The Company’s shareholders voted on the frequency of the non-binding, advisory vote related to the compensation of the Company’s named executive officers. The table below sets forth the voting results for Proposal 3:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
61,512,349	180,803	12,835,523	580,719	8,164,433

The Company’s Board of Directors has considered the voting results for Proposal 3 and has determined that, consistent with its prior recommendation and the majority vote of the Company’s shareholders at the Annual Meeting, the Company will include a non-binding, advisory shareholder vote on the compensation of the Company’s named executive officers in the Company’s proxy statement every year.

Proposal 4: Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The table below sets forth the voting results for Proposal 4:

For	Against	Abstain	Broker Non-Votes
81,363,771	1,767,298	149,825	—

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing Mr. Copeland’s appointment is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1        Press release issued on May 1, 2017 by BancorpSouth, Inc.

Forward Looking Statements

Certain statements contained in this Report may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those statements relating to the date that Mr. Copeland begins serving in the offices of Senior Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank and Mr. Copeland’s entry into the Change of Control Agreement. The Company cautions readers not to place undue reliance on the forward-looking statements contained in this Report because actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. Forward-looking statements speak only as of the date of this Report, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy Freeman
Cathy S. Freeman Senior Executive Vice President and Chief Administrative Officer

Date: May 1, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued on May 1, 2017 by BancorpSouth, Inc.